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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        May 17, 2002
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                            ENTERASYS NETWORKS, INC.
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               (Exact Name of Registrant as Specified in Charter)



           Delaware                  01-10228                04-2797263
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(State or Other Jurisdiction of     (Commission            (IRS Employer
        Incorporation)              File Number)         Identification No.)


                  500 Spaulding Turnpike, Portsmouth, NH 03801
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code         (603) 501-5500
                                                     --------------------------


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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

     Enterasys Networks, Inc. (the "Company"), on May 17, 2002, provided an update on the current state of its business. The Company also provided a preliminary schedule for filing financial statements.

     Based on the previously announced 30 percent reduction in work force and other cost savings initiatives, the Company expects to significantly reduce cash used in operations in the second quarter as compared with the first quarter. As previously announced, Enterasys used approximately $70 million of cash in operations during the first quarter. The Company also said that it expects approximately $20 million of severance and other non-recurring cash costs related to its restructuring efforts will be incurred in the second quarter.

     Enterasys also announced that it recently received a federal tax refund of approximately $75 million relating to the 10 month period ended December 29, 2001, and expects to receive an additional refund within a year of approximately $35 million relating to the fiscal year ended March 3, 2001. These claims result from recently enacted tax law changes that permit corporations to carry back certain losses to prior tax years during which taxes were paid to the federal government.

     The Company also indicated that its present plans call for it to achieve breakeven operating cash flow by the fourth quarter of 2002. While the Company's $260 million cash balance at March 30, 2002 is expected to be sufficient to meet Enterasys' on-going cash needs for the foreseeable future, the recently received tax refund and anticipated tax refund expected later this year further strengthen the Company's cash position and balance sheet.

Financial Reporting Update

     As previously announced, the Company is completing an internal review of revenue recognition practices and anticipates that it will restate previously reported quarterly financial results for the 10 month period ended December 29, 2001 and certain periods relating to the fiscal year ended March 3, 2001. Since initiating the internal review in February 2002, Enterasys has terminated certain employees and has instituted new policies and procedures to enhance its ability to monitor and enforce its revenue recognition policies worldwide.

     Based on the time required to complete the audit of the Company's financial statements for the 10 month period ended December 29, 2001, Enterasys said that it currently expects to file its Form 10-K with the Securities and Exchange Commission ("SEC") in July 2002. In addition, the Company announced that its Form 10-Q for the quarter ended March 30, 2002 is delayed and that it currently expects to file this report in July 2002.

     As previously disclosed, the SEC is conducting a formal, non-public investigation of Enterasys and its affiliates, including its subsidiary Aprisma Management Technologies, Inc. Enterasys said that based on the information currently available, the investigation appears to be

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focused primarily on historical revenue recognition matters. The Company continues to fully cooperate with the SEC.

Safe Harbor

     This filing contains projections and other forward-looking statements regarding the future cash flows and other financial performance of the Company, or other future events and circumstances, and actual results, events and circumstances could differ materially. These forward-looking statements are not historical facts or guarantees of future performance, and are based on current estimates and numerous assumptions. These estimates and assumptions reflect subjective judgments concerning future events and circumstances and may be incomplete or incorrect, and unanticipated events or circumstances may occur causing these estimates and assumptions to be wrong. Risks that could cause actual events or results to differ materially from those described in the projections or forward-looking statements include business disruption and market perceptions associated with the internal and Securities and Exchange Commission investigations relating to the Company's financial reporting and economic trends associated with the recent terrorist activities experienced in the United States, as well as any continuation or repercussions thereof or responses thereto, as well as risks associated with competitive conditions, pricing and margin pressures as a result of product shifts and changes in market dynamics, greater use of, and expenses associated with, distributors and resellers, limited management resources and recent management turnover, the Company's acquisition strategy, extension or deterioration of prevailing economic conditions, risks related to the timing, completion and results of the Company's independent audit, internal review, and investigation being conducted by the Securities and Exchange Commission, volatility in the stock markets and market valuations being placed on communications infrastructure and service companies, technological changes, intellectual property protection and related issues, dependence on suppliers and contract manufacturers, and potential volatility in operating results, among others. The Company's estimates that it will achieve breakeven cash flow from operations by the fourth quarter of 2002 and that its existing cash balance will be sufficient to meet its on-going cash needs for the foreseeable future are based on projections of, among other things, revenues, margins, costs and expenses, any of which could be adversely affected by many of the factors described above. Adverse changes in assumptions relating to revenues, margins, costs and expenses could have the effect of delaying the Company's achievement of breakeven cash flow from operations beyond 2002, if at all. For a more detailed discussion of these and other risks and uncertainties related to the Company's business, please refer to the most recent filings of Enterasys Networks, Inc. and Cabletron Systems, Inc. with the Securities and Exchange Commission, including Cabletron's annual report on Form 10-K for the fiscal year ended March 3, 2001, and their other more recent reports on Form 10-Q and Form 8-K.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ENTERASYS NETWORKS, INC.


Date:  May 30, 2002                         By:  /s/ Robert Gagalis
                                                 ------------------------
                                                 Name: Robert Gagalis
                                                 Title: Chief Financial Officer